UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2013

Grandparents.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-21537	93-1211114
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

589 Eighth Avenue, 6th Floor New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 646-839-8800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Third and Fourth Closings of Private Offering

On January 29, 2013 and February 1, 2013, Grandparents.com, Inc. (the “Company”) conducted a third closing and fourth closing, respectively (together, the “Third and Fourth Closings”), of its private offering (the “Offering”) of a minimum of $250,000 up to a maximum of $3,500,000 of units, each unit consisting of a 12% secured convertible promissory note in the principal amount of $50,000 (collectively, the “Notes”) and a warrant to purchase shares of the Company’s common stock, par value $.01 per share, at an exercise price of $0.50 per share (collectively, the “Warrants”). At each of the Third and Fourth Closings, the Company issued a Note in the principal amount of $50,000 and a Warrant to purchase 50,000 shares of the Company’s common stock to an accredited investor. The Third and Fourth Closings were conducted pursuant to the Note Purchase Agreement entered into on December 7, 2012 (the “Purchase Agreement”).

As previously disclosed, (i) on December 7, 2012 the Company conducted an initial closing pursuant to the Purchase Agreement (the “Initial Closing”) at which the Company issued Notes in the aggregate principal amount of $550,000 and Warrants to purchase an aggregate of 550,000 shares of the Company’s common stock to two accredited investors; and (ii) on December 14, 2012 the Company conducted a second closing pursuant to the Purchase Agreement (the “Second Closing”) at which the Company issued a Note in the aggregate principal amount of $300,000 and a Warrant to purchase an aggregate of 300,000 shares of the Company’s common stock to an accredited investor. Including the Notes and Warrants issued at the Initial Closing and the Second Closing, the Company has issued Notes in the aggregate principal amount of $950,000 and Warrants to purchase an aggregate of 950,000 shares of common stock pursuant to the Purchase Agreement.

The Notes are secured by a first priority security interest in all of the assets of the Company pursuant to the terms of the Security Agreement dated December 7, 2012 (the “Security Agreement”). In addition, up to $1,000,000 in aggregate principal amount of the Notes is guaranteed by Steven Leber, Joseph Bernstein and Dr. Robert Cohen pursuant to the Limited Guaranty of Payment dated December 7, 2012 (the “Guaranty”). The Security Agreement and Guaranty were entered into in connection with the Initial Closing.

The descriptions of the terms of the Purchase Agreement, the Notes, the Warrants, the Security Agreement and the Guaranty are incorporated herein by reference to Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 13, 2012 (the “Initial Closing 8-K”). Such descriptions do not purport to be complete and are qualified in their entireties by reference to the form of Purchase Agreement, form of Note, form of Warrant, the Security Agreement and the Guaranty. The Company filed the form of Note and form of Warrant as Exhibits 4.1 and 4.2, respectively, to the Initial Closing 8-K. The Company will file the form of Purchase Agreement, the Security Agreement and the Guaranty as exhibits to its Annual Report on Form 10-K for the year ended December 31, 2012.

Amended and Restated Promissory Note

On January 31, 2013, the Company entered into an Amended and Restated Promissory Note in favor of Mel Harris (the “Amended and Restated Harris Note”) which amends and restates the original promissory note issued by the Company to Mr. Harris in November 2012 in connection with a loan by Mr. Harris to the Company in the original principal amount of $200,000 (the “Original Loan”). The Amended and Restated Harris Note extends the maturity date of the Original Loan to the earlier of April 2, 2013 or a closing of the Offering that results in aggregate gross proceeds received by the Company in the Offering of $1,500,000. The other material terms and conditions of the Amended and Restated Harris Note are substantially the same as the Original Loan as described in the Company’s filings with the Securities and Exchange Commission.

The description of the terms of the Amended and Restated Harris Note does not purport to be complete and is qualified in its entirety by reference to the copy of the Amended and Restated Harris Note filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Report”).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Report regarding the Notes is incorporated herein by reference in response to this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure contained in Item 1.01 of this Report regarding the Warrants is incorporated herein by reference in response to this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
4.1	Form of Note (incorporated by reference to Exhibit 4.1 to the Initial Closing 8-K)
4.2	Form of Warrant (incorporated by reference to Exhibit 4.2 to the Initial Closing 8-K)
10.1	Amended and Restated Harris Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 1, 2013	GRANDPARENTS.COM, INC.

	By:	/s/ Joseph Bernstein
Joseph Bernstein
Co-Chief Executive Officer, Chief Financial Officer and Treasurer